Exhibit 99.1

Collectors Universe Reports Record Operating Results for Q3, 2019

Revenues up 11% to Record Q3 levels

Operating Income up to an all-time new high of $4.8 million

NEWPORT BEACH, CA – May 1, 2019 — Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of collectibles, today announced financial results for its third quarter of fiscal year 2019.

Q3 Financial Highlights:

■	Revenues up 11% to $19.5 million versus $17.5 million
■	Gross Profit Margin up to 60% versus 55%
■	Operating Margins up to 24% ($4.8 million) versus 11% ($2.0 million)
■	Cash at March 31, 2019 up to $15.7 million versus $12.4 million at December 31, 2018

Q3 and Nine Months Review:

■

In this year’s third quarter, revenues increased by 11% to a third quarter record of $19.5 million and operating income increased to a quarterly record of $4.8 million as compared to last year’s third quarter revenues of $17.5 million and operating income of $2.0 million. In addition to the 11% revenue increase, the improved operating income reflected a higher gross profit margin of 60% and a reduction of $0.8 million in operating expenses. Cash increased to $15.7 million at March 31, 2019 from $12.4 million at December 31, 2018 and $9.2 million at March 31, 2018.

■

The revenue increase in the quarter was comprised of a $1.3 million, or 24%, increase in cards and autographs revenues and a $0.9 million, or 10%, increase in US coin revenues. The cards and autographs revenues in the quarter represented a quarterly record for that business. Total coin revenues, which is inclusive of the overseas coin operations, increased by 7%, in the quarter.

■

The record revenues of $52.7 million in this year’s nine months included a $3.7 million or 24% increase in cards and autograph revenues and a 7% increase in US coin revenues. The cards and autographs revenues represented record nine months revenues for that business. Total revenues in the nine months were up $1.3 million or 3%, despite the revenue reduction in China of $3.9 million, due to the absence of banking channel revenues in China this year. Operating income for this year’s nine months increased by $3.1 million to $9.8 million from $6.7 million in last year’s nine months, mostly arising from the improved operating results in this year’s third quarter.

■

The gross profit margins were 60% and 58% in this year’s third quarter and nine months as compared to 55% and 58% in last year’s third quarter and nine months. The improved gross profit margin in this year’s third quarter, reflected higher gross profit margins in our coin and cards and autographs businesses, due to higher average service fees earned and a higher number of units authenticated and graded, in the quarter.

Collectors Universe, Inc.

■

Income from continuing operations in this year’s third quarter was $3.6 million, or $0.40 per diluted share, as compared to $1.5 million, or $0.17, per diluted share in last year’s third quarter. For the nine months, income from continuing operations was $7.2 million, or $0.80 per diluted share, as compared to $5.2 million, or $0.58 per diluted share, in last year’s nine months.

■

The Company’s cash position as of March 31, 2019 was $15.7 million, as compared to $10.6 million as of June 30, 2018. Net cash generated of $5.1 million in this year’s nine months included cash generated from continuing operations of $11.9 million, partially offset by $4.9 million used to pay cash dividends to stockholders, $1.5 million used for capital expenditures and capitalized software costs and $0.4 million used to paydown the Company’s term loan.

■	On April 22, 2019, we announced our quarterly cash dividend of $0.175 per share, which will be paid on May 31, 2019 to stockholders of record on May 17, 2019.

Management Commentary and Outlook:

Joseph J. Orlando, President and Chief Executive Officer, stated, “Q3 is typically our seasonally-strongest quarter of the fiscal year and, in 2019, it proved to be just that. The strong revenue figure coupled with continued progress in streamlining our business resulted in our best operating results for any quarter in Company history. Furthermore, our cash position improved from $12.4 million at the end of Q2 in December to $15.7 million at the end of Q3.”

Orlando continued, “The PCGS US vintage and trade show revenues were up a combined $0.5 million year-over-year, while our bulk services were up about $0.4 million versus last year’s Q3. Part of the growth in PCGS Bulk was aided by a successful Apollo 11 coin-grading program that generated thousands of these popular commemorative coins for submission. The creative packaging designed by the PCGS team helped raise our Q3 Bulk ASP over last year’s ASP. PCGS International produced mixed results. Our Hong Kong office finished the quarter with record Q3 revenues, up 25% versus last year, while our Shanghai and Paris offices were down slightly, but remained relatively flat compared to the previous year.”

“The PSA and PSA/DNA business set another all-time revenue quarterly record for the division and eclipsed last year’s Q3 revenue by roughly $1.3 million, a 24% increase year-over-year. Based on the first three quarters of fiscal 2019, this part of our company is expected to close out its ninth consecutive year of top and bottom line growth. The PSA backlog remains at record levels heading into Q4. The Company is currently revamping our existing space to expand operational capacity, so we can ultimately improve the extended turnaround times facing our customers.”

“The management team is focused on improving the fundamentals of our Company and refining our international strategy, while exploring new potential revenue streams that could enhance our growth prospects in the future.”

Conference Call and Webcast

Collectors Universe will host a conference call to discuss results on Wednesday, May 1, 2019 at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may participate in the conference call by dialing 334-323-0522 or 877-260-1479, five to ten minutes prior to the initiation of the call. A replay of the conference call will be available through May 15, 2019 by dialing 888-203-1112 or 719-457-0820 and entering access code 4988871#. A live webcast of the conference call will also be available on the Collectors Universe website, www.collectorsuniverse.com under Investor Relations: Events and Presentations. The webcast will be archived for 12 months.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value-added services to the collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs and memorabilia (“collectibles”). The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia (“collectibles”) and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business. This information is accessible to collectors and dealers at the Company's website, http://www.collectorsuniverse.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Collectors Universe, Inc.

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from expectations regarding our future financial performance that are expressed in, or that may be implied or inferred from the discussion of our operating results in this news release. Those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the following: our continued dependence on our coin business which historically has generated more than 60% of our consolidated revenues and a substantial portion of our operating income , which make our operating results more vulnerable to conditions that could adversely affect or cause stagnation in the prices of precious metals and collectible coins; the risks that the economic recovery may stall, or that domestic or international economic conditions may deteriorate as a result of events outside of our control, that could lead to reductions in the demand for our collectibles authentication and grading services and, consequently, in our revenues and operating results; the risk that the weakness or volatility of economic conditions will lead to longer-term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer-term declines in collectibles commerce and, therefore, in the demand for our services; the risks that claims under our coin and trading card authentication and grading warranties will increase substantially and that the warranty reserves we maintain for such claims, will prove to be inadequate, which could cause our gross margin and operating results to decline or cause us to incur operating losses; the risk that our strategies of offering new services and expanding our collectibles authentication and grading business into new geographic areas, such as Europe and Asia, will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; the risks and added complexity of conducting business overseas; the risk that it may become necessary for us to reduce the amount of, or suspend or discontinue the payment of cash dividends in the future, due to conditions or circumstances outside of our control, such as adverse economic or market conditions, as well as our financial performance and the cash needs of our business in the future.

Additional information regarding these risks and other risks and uncertainties to which our business is subject is contained in Item 1A, entitled “Risk Factors”, in our Annual Report on Form 10-K for our fiscal year ended June 30, 2018 which we filed with the Securities and Exchange Commission on August 30, 2018, and readers of this news release are urged to review the discussion of those risks and uncertainties in that Report. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained, implied or inferred, in this news release or in our Annual or Quarterly Reports filed with the Securities and Exchange Commission, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements contained in this news release or in our Annual Report on Form 10-K, as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

Joseph Orlando

President and Chief Executive Officer

949-567-1170

Email: jorlando@collectors.com

Joseph Wallace

Senior Vice President and Chief Financial Officer

949-567-1245

Email: jwallace@collectors.com

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Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2019	2018	2019	2018
Net revenues	$19,471	$17,512	$52,670	$51,328
Cost of revenues	7,827	7,818	21,982	21,745
Gross profit	11,644	9,694	30,688	29,583
Operating expenses:
Selling and marketing expenses	2,509	2,513	7,803	7,688
General and administrative expenses	4,370	5,195	13,079	15,148
Total operating expenses	6,879	7,708	20,882	22,836
Operating income	4,765	1,986	9,806	6,747
Interest and other income (expense), net	(4)	116	(146)	107
Income before provision for income taxes	4,761	2,102	9,660	6,854
Provision for income taxes	1,202	630	2,489	1,678
Income from continuing operations	3,559	1,472	7,171	5,176
Income from discontinued operations, net of income taxes	-	2	-	89
Net income	$3,559	$1,474	$7,171	$5,265

Net income per basic share:
Income from continuing operations	$0.40	$0.17	$0.80	$0.60
Income from discontinued operations	-	-	-	0.01
Net income per basic share	$0.40	$0.17	$0.80	$0.61

Net income per diluted share:
Income from continuing operations	$0.40	$0.17	$0.80	$0.58
Income from discontinued operations	-	-	-	0.01
Net income per diluted share	$0.40	$0.17	$0.80	$0.59

Weighted average shares outstanding:
Basic	8,938	8,703	8,936	8,651
Diluted	8,966	8,902	8,958	8,855
Dividends declared per common share	$0.175	$0.175	$0.525	$0.875

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, except per share data)

(Unaudited)

ASSETS	March 31, 2019	June 30, 2018
Current assets:
Cash and cash equivalents	$15,716	$10,581
Accounts receivable, net of allowance of $74 and $80 at March 31, 2019 and June 30, 2018, respectively	2,552	2,608
Inventories, net	2,294	2,579
Prepaid expenses and other current assets	1,698	1,965
Total current assets	22,260	17,733

Property and equipment, net	7,703	8,378
Goodwill	2,083	2,083
Intangible assets, net	2,301	2,319
Deferred income tax assets	1,222	1,222
Other assets	467	479
Total assets	$36,036	$32,214

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,405	$2,487
Accrued liabilities	1,685	1,998
Accrued compensation and benefits	3,134	3,401
Current portion of long-term debt	750	562
Income taxes payable	1,195	312
Deferred revenue	3,704	3,213
Total current liabilities	12,873	11,973

Deferred rent	3,824	3,535
Long-Term Debt	1,875	2,438

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.001 par value; 3,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.001 par value; 20,000 shares authorized; 9,148 and 9,015 issued and outstanding at March 31, 2019 and June 30, 2018, respectively.	9	9
Additional paid-in capital	87,088	86,369
Accumulated deficit	(69,633)	(72,110)
Total stockholders’ equity	17,464	14,268
Total liabilities and stockholders’ equity	$36,036	$32,214

Collectors Universe, Inc.

COLLECTORS UNIVERSE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,171	$5,265
Discontinued operations	-	(89)
Income from continuing operations	7,171	5,176
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization expense	2,132	1,612
Stock-based compensation expense	720	951
Provision for bad debts	5	14
Provision for inventory write-down	143	389
Provision for warranty claims	402	343
Loss on sale of property and equipment	6	95
Deferred income taxes	-	365
Change in operating assets and liabilities:
Accounts receivable	51	953
Inventories	142	(596)
Prepaid expenses and other	339	51
Other assets	11	(64)
Accounts payable and accrued liabilities	(577)	(168)
Accrued compensation and benefits	(267)	(1,096)
Income taxes payable	883	(496)
Deferred revenue	492	884
Deferred rent	289	63
Net cash provided by operating activities of continuing operations	11,942	8,476
Net cash used in operating activities of discontinued businesses	(12)	(228)
Net cash provided by operating activities	11,930	8,248

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(749)	(3,626)
Capitalized software	(787)	(720)
Proceeds from sale of business	12	6
Proceeds from sale of property and equipment	18	-
Patents and other intangibles	-	(7)
Net cash used in investing activities	(1,506)	(4,347)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayments) Borrowings under term loan	(375)	3,000
Dividends paid to common stockholders	(4,914)	(7,548)
Net cash used in financing activities	(5,289)	(4,548)

Net increase (decrease) in cash and cash equivalents	5,135	(647)
Cash and cash equivalents at beginning of period	10,581	9,826
Cash and cash equivalents at end of period	$15,716	$9,179

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$119	$39
Income taxes paid during the period	$1,735	$1,542
Leasehold Improvements contributed by landlord	$-	$2,949